UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 3, 2008

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2008, the Board of Directors of General Moly, Inc. (the “Company”) approved Amended and Restated Bylaws.

The following summarizes provisions of the Amended and Restated Bylaws that represent material changes from the Company’s bylaws as previously in effect.

•                  The provision authorizing ten percent (10%) of the Company’s stockholders to call a special meeting of stockholders was removed.  Special meetings of stockholders may now only be called by the board of directors.

•                  A provision was added limiting the business transacted at any meeting of stockholders to those purposes specifically stated in the notice of the meeting, including any amendments to the bylaws.

•                  A provision was added authorizing the person presiding over a stockholders’ meeting to prescribe rules, regulations and procedures to be followed at the meeting, including the power to determine that business was not properly brought before the meeting.

•                  A provision was added prohibiting stockholder action by written consent without a meeting and providing that directors may be removed only at a meeting of stockholders.

•                  A provision was added requiring a stockholder to give timely notice to the Company of any proposed business to be brought before an annual meeting of stockholders.

•                  A provision was added requiring a stockholder to give timely notice to the Company of a nomination to the board of directors.  Such notice shall include information required to be disclosed in a solicitation of proxies for the election of directors in accordance with the Securities Exchange Act of 1934, as amended.  The stockholder must also provide the nominee’s written consent to (a) serve as a director if elected, and (b) otherwise comply with the Company’s rules and regulations.

•                  A provision was added requiring disclosure of beneficial ownership of Company stock by a holder proposing a nomination or other business as well as disclosure of arrangements by such holder with respect to the stock and arrangements with the beneficial owner.

•                  A provision was added requiring that a stockholder (or a qualified representative of the stockholder) appear at an annual or special meeting of stockholders in order to present a nomination or proposed business.

•                  A provision was added allowing the board of directors to appoint an inspector or inspectors of election for election of directors or in any case in which the board of directors deems it to be in the best interest of the Company.

•                  The provision prohibiting loans to officers or directors of the Company was removed, to allow flexibility to the board of directors to act within the bounds of applicable law.

•                  A provision was added authorizing the board of directors to require a bond for the faithful discharge of the duties of any officer of the Company.

•                  A provision was added authorizing the board of directors to issue uncertificated shares of stock.

•                  A provision limiting payment of dividends to net earned surplus was deleted.

•                  A provision was added authorizing the board of directors to establish reserves from surplus available for dividends for such purpose as the board of directors shall determine to be in the best interest of the Company.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of General Moly, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 8, 2008	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer